UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report(Date of Earliest Event Reported):October 10, 2007


                    HALIFAX CORPORATION OF VIRGINIA
        (Exact name of registrant as specified in its charter)


      Virginia             1-08964               54-0829246
  (State or other       (Commission File      (I.R.S. Employer
  jurisdiction of           Number)         Identification No.)
   incorporation)

           5250 Cherokee Avenue, Alexandria, Virginia  22312
          (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code:(703) 658-2400

                         N/A
Former name, former address, and former fiscal year, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.


     Halifax Corporation of Virginia (the "Company") announced that it has lost a major contact valued at approximately $3.5 million per year. The contract was terminated pursuant to its terms upon 30 days notice to the Company. The reason for such termination was based strictly on price of services provided. The Company believes its SLA performance on this account has been above expectations throughout. The contract work involved site based maintenance services for an aeronautics company with locations throughout the U.S. and is expected to wind down in November 2007. Halifax has provided services to this aeronautics company since 2006. The Company is taking cost reduction actions to neutralize the impact of this contract loss.

                               SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              HALIFAX CORPORATION OF VIRGINIA



Date:  October 10, 2007       By:   /s/Joseph Sciacca
                                   Joseph Sciacca
                                   Vice President, Finance & CFO